Exhibit 10.1
THE ULTIMATE SOFTWARE GROUP, INC.
NONQUALIFIED STOCK OPTION AGREEMENT
     This AGREEMENT, made as of this ___day of ___, 200_, by and between The Ultimate Software Group, Inc. (the “Company”) and ___(the “Optionee”);
     WHEREAS, the Company has adopted an Amended and Restated Nonqualified Stock Option Plan (the “Plan”) pursuant to which certain employees, officers and directors of the Company and its Subsidiaries are given the opportunity to acquire or increase their equity ownership in the Company through the purchase of shares of Common Stock, par value $.01 per share, of the Company (“Stock”); and
     WHEREAS, the Compensation Committee of the Board of Directors has approved the grant to the Optionee, under the Plan, of the options provided for herein;
     NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:
     1. Definition of Terms. All terms not defined herein shall have the meaning given to them in the Plan.
     2. Grant of Options. The Company has granted to the Optionee the right, privilege and option to purchase the number of shares of Stock specified in Appendix A hereto at a purchase price (the “Option Price”) per share set forth therein. Appendix A may be amended by the Company from time to time to reflect additional grants, or the exercise of Options, following the date hereof. Each option identified in Appendix A shall be subject to the conditions hereinafter provided and subject to the terms and conditions set forth in the Plan, a copy of which the Optionee acknowledges having received. (Each option identified in Appendix A is hereinafter referred to as an “Option”.)
     3. Vesting Schedule. Subject to the terms of the Plan, each Option shall vest and become exercisable in equal annual installments, each of which shall relate to 25% of the number of shares of Stock subject to such Option, on the respective dates of grant thereof set forth in Appendix A and each of the first three anniversaries thereof, provided that the Optionee remains an Employee of the Company on such respective dates. Such installments shall be cumulative. No Option shall be exercisable after it terminates as provided in Section 5 hereof.

     4. Exercise of Option.
          a. Method of Exercise. An Option shall be exercised in whole or in part by written notice of exercise delivered to the Secretary of the Company, at the Company’s principal place of business, which notice shall specify the number of shares being purchased. The notice shall be accompanied by a check or shares of Stock, or any combination thereof, in payment of the Option Price pursuant to the Plan for the number of shares specified in the notice of exercise. As an alternative, payment of the Option Price shall be deemed satisfied (i) if the Stock is listed on a national securities exchange, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Stock acquired upon exercise to pay for all of the Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the Participant’s direction at the time of exercise, and (ii) if the Stock is not listed on a national securities exchange, by having the Company withhold a number of shares of Stock otherwise issuable to the Participant upon exercise of an Option, the Fair Market Value of which equals the Option Price. For purposes hereof, the Fair Market Value of the shares of Stock delivered and withheld shall be determined as of the date on which such Option is exercised.
          b. Delivery of Stock Certificates Upon Exercise. Upon each exercise of an Option, the Company shall mail or deliver to the Optionee (or Beneficiary in the case of exercise by a Beneficiary), as promptly as practicable, a stock certificate or certificates representing the shares then purchased, and will pay all stamp taxes payable in connection therewith. Notwithstanding the foregoing, the Company shall not be obligated to deliver any such certificate or certificates upon exercise of an Option until the Company shall have received such assurances from its counsel as the Company may reasonably request that the exercise of the Option and the issuance of shares of Stock pursuant to such exercise will not violate the Securities Act of 1933 (the “Act”), as amended (as then in effect or any similar statute then in effect), or the securities laws of any State applicable to such exercise, issuance or transfer. Such assurances may include (but need not be limited to) opinions of counsel to the Company, covenants by the holder or transferee to observe such Act and laws and the placement of a legend on such certificate or certificates restricting subsequent transfers or sales except in compliance with such Act and laws.
     Further, the Company may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with the Option (including taxes with respect to Stock received by exercise of the Option). The obligation of the Company to issue and deliver Stock pursuant to the Option is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.
     5. Termination of Option. Except as otherwise stated herein or in the Plan, each Option shall terminate on the tenth anniversary of its date of grant. If the Optionee’s Employment should terminate for any reason other than his or her death or

Permanent and Total Disability, at a time when one or more of his or her Options remains outstanding, then each such Option shall terminate on the date that is 90 days after the date of such termination of Employment; provided, however, that such 90 day period may be extended (but not beyond the terms of the Options) upon determination of the Committee following recommendation of the Chief Executive Officer. In such event, the Optionee’s Options shall be exercisable during such period after termination of Employment only to the extent vested and exercisable on the date of such termination. Notwithstanding the foregoing, if the Optionee’s Employment with the Company should be terminated for “cause” (as defined in the Plan), the Optionee’s right to exercise any unexercised portion of his or her Option shall immediately terminate and all rights thereunder shall cease. In the event the Optionee dies during Employment or terminates Employment by reason of Permanent and Total Disability with one or more outstanding Options, the Optionee’s outstanding Options shall continue to be exercisable until one year after the date of such death or disability; provided, however, that such one year period may be extended (but not beyond the terms of the Options) upon determination of the Committee following recommendation of the Chief Executive Officer.
     6. Anti-Dilution. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding shares of Stock are split up or combined, or are changed into, become exchangeable at the holder’s election for, or entitle the holder thereof to, other shares of stock, or in the case of any other transaction described in Section 424(a) of the Internal Revenue Code, then the number and kind of shares subject to the Option and the price per share shall be proportionately adjusted in accordance with the Plan (or other action taken with respect to an offering of rights, warrants or options) to prevent dilution or enlargement of the Optionee’s rights hereunder. Nothing in this paragraph shall require the issuance of any fractional shares.
     Notwithstanding anything herein to the contrary, upon a Change of Control in which shares of Stock are converted into cash, securities or other property, any outstanding Option may, at the election of the Committee, be terminated and the Participant would under such circumstances receive, with respect to each share of the Stock issuable under any Option outstanding at such time, a payment in cash equal to the excess of the Change of Control Price of the Stock over the Option Price of the Stock less amounts withheld in satisfaction of applicable federal and state withholding and other employment taxes. In making any election hereunder, the Committee shall act in accordance with this Agreement, the Plan and its fiduciary duties.
     7. Rights Prior to Exercise of Option. Each Option is nontransferable by the Optionee, except that (i) in the event of the Optionee’s death an Option may be transferred by the Optionee’s will or by the laws of descent and distribution and shall then be exercisable only until the date applicable under Section 5 above, and (ii) on a case by case basis as may be approved by the Committee in its discretion in accordance with the terms of the Plan, the Participant may, during his lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of an Option to or for the benefit of a Permitted Transferee in a manner consistent with the requirements for a Form S-8 registration statement under the Act. The Optionee or his Beneficiary shall have no rights as a stockholder with respect to the shares subject to an Option until exercise of the Option and delivery to the Optionee of shares of Stock.
     8. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties hereto as to the Options, and merges and supersedes all prior discussions, agreements (including, without limitation, any stock option agreements) and understandings of every kind and nature between them with respect to the Options. This Agreement shall not be changed or amended except by a writing signed by each of the parties hereto.
     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
     10. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

THE ULTIMATE SOFTWARE GROUP, INC.
By:

Title:

____________________________________________ (Signature of Optionee)

____________________________________________ (Print Name)

Appendix A

Date of Grant	# of Shares Subject to Option	Option Price